Exhibit 99.1

News Release

Contacts:
At InSight:
Bret W. Jorgensen
 President & CEO
Mitch C. Hill
Executive Vice President & CFO
949-282-6000

INSIGHT HEALTH SERVICES HOLDINGS CORP.

REPORTS RESULTS FOR THE FOURTH QUARTER

AND FISCAL YEAR ENDED JUNE 30, 2006

LAKE FOREST, Calif.  …  September 28, 2006  …  InSight Health Services Holdings Corp. (“InSight”), today announced its financial results for the fourth quarter and fiscal year ended June 30, 2006.

Revenue decreased approximately 3.3% from $316.9 million for the year ended June 30, 2005 to $306.3 million for the year ended June 30, 2006.  Revenue decreased approximately 5.4% from $79.7 million for the three months ended June 30, 2005 to $75.4 million for the three months ended June 30, 2006.

Our fixed and mobile operations have been, and likely will continue to be, adversely affected by certain negative trends, including overcapacity in the diagnostic imaging industry, reductions in reimbursement and planned reductions from Medicare, reductions in compensation paid by our mobile customers, competition from other mobile providers, competition from equipment manufacturers causing some of our customers and referral sources to invest in their own diagnostic imaging equipment.

Net cash provided by operating activities was approximately $37.6 million for the year ended June 30, 2006, resulting primarily from (1) the net loss before depreciation, amortization, deferred taxes and impairment charges; (2) an increase in accounts payable and accrued expenses; and (3) a decrease in trade accounts receivables, net.  At June 30, 2006, we had approximately $28.2 million in cash and approximately $27.0 million of availability under our revolving credit facility, based on our eligible borrowing base.

Adjusted EBITDA decreased 19.3% from approximately $98.3 million for the year ended June 30, 2005 to approximately $79.3 million for the year ended June 30, 2006.  Adjusted EBITDA decreased 27.8% from approximately $22.3 million for the three months ended June 30, 2005 to approximately $16.1 million for the three months ended June 30, 2006.  We define Adjusted EBITDA as our earnings before interest, taxes, depreciation and amortization excluding the gain on repurchase of notes payable, the loss on dissolution of partnerships and impairment of goodwill and other intangible assets.  For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.

Because we expect the decline in Adjusted EBITDA to continue due to the negative trends described above and the planned Medicare reimbursement reductions under the Deficit Reduction Act of 2005, we determined that an interim impairment analysis of the fair value of our two reporting units (mobile and fixed) should be performed in accordance with generally accepted accounting principles.  We completed our analysis of the fair value of our reporting units and concluded that impairments had occurred and that impairment charges were appropriate.  Accordingly, we recorded impairment charges related to our goodwill and other intangible assets of approximately $190.8 million.  This resulted in a net loss of approximately $210.2 million for the year ended June 30, 2006, compared to a net loss of approximately $27.2 million for the year ended June 30, 2005.  The impairment charges are a reduction in the carrying value of goodwill and other intangible assets at our reporting units (approximately $126.8 million for our fixed reporting unit and approximately $64.0 million for our mobile reporting unit).  The impairment charges are non-cash charges and will not result in future cash expenditures.    These charges will not affect our day-to-day operations.

About InSight

InSight, headquartered in Lake Forest, California, is a nationwide provider of diagnostic imaging services.  It serves managed care entities, hospitals and other contractual customers in over 30 states, including the following targeted regional markets:  California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.  As of June 30, 2006, InSight’s network consists of 116 fixed-site centers and 108 mobile facilities.

For more information, please visit www.insighthealth.com.

Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of InSight to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties, including overcapacity and competition in our markets; reductions, limitations and delays in reimbursement by third-party payors; contract renewals and financial stability of customers; conditions within the healthcare environment; adverse utilization trends for certain diagnostic imaging procedures; the potential for rapid and significant changes in technology and their effect on our operations; operating, legal, governmental and regulatory risks; economic, political and competitive forces affecting our business; our ability to successfully integrate acquisitions; and other risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materializes, or if any of our underlying assumptions is incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements.  Given these risks and uncertainties, readers should not place undue reliance on forward-looking statements as a prediction of actual results.  We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)
REVENUES:
Contract services	$134,406	$136,537	$33,181	$34,776
Patient services	171,892	180,336	42,210	44,916
Total revenues	306,298	316,873	75,391	79,692

COSTS OF OPERATIONS:
Costs of services	197,812	194,507	50,554	50,894
Provision for doubtful accounts	5,351	5,723	1,391	1,191
Equipment leases	3,257	2,326	840	693
Depreciation and amortization	64,852	65,601	16,909	16,468
Total costs of operations	271,272	268,157	69,694	69,246

Gross profit	35,026	48,716	5,697	10,446

CORPORATE OPERATING EXPENSES	(23,655)	(18,447)	(7,209)	(5,048)

LOSS ON SALES OF CENTERS	—	(170)	—	(293)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	3,072	2,613	723	751

INTEREST EXPENSE, net	(50,754)	(44,860)	(13,275)	(11,451)

GAIN ON REPURCHASE OF NOTES PAYABLE	3,076	—	—	—

LOSS ON DISSOLUTION OF PARTNERSHIP	(1,000)	—	—	—

IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS	(190,807)	—	(190,807)	—

Loss before income taxes	(225,042)	(12,148)	(204,871)	(5,595)

(BENEFIT) PROVISION FOR INCOME TAXES	(14,824)	15,069	(18,124)	17,691

Net loss	$(210,218)	$(27,217)	$(186,747)	$(23,286)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)
OPERATING ACTIVITIES:
Net loss	$(210,218)	$(27,217)	$(186,747)	$(23,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on sales of centers	—	170	—	293
Depreciation and amortization	64,852	65,601	16,909	16,468
Amortization of debt issuance costs	3,051	3,173	789	1,017
Equity in earnings of unconsolidated partnerships	(3,072)	(2,613)	(723)	(751)
Distributions from unconsolidated partnerships	3,387	2,621	516	747
Gain on repurchase of notes payable	(3,076)	—	—	—
Loss on dissolution of partnership	1,000	—	—	—
Impairment of goodwill and other intangible assets	190,807	—	190,807	—
Deferred income taxes	(15,224)	15,224	(18,324)	15,224
Changes in operating assets and liabilites:
Trade accounts receivables, net	3,016	8,096	522	267
Other current assets	(407)	(1,736)	549	2,385
Accounts payable and other accrued expenses	3,512	726	4,329	(6,759)
Net cash provided by operating activities	37,628	64,045	8,627	5,605

INVESTING ACTIVITIES:
Acquisition of fixed-site center, net of cash acquired	(2,345)	—	—	—
Proceeds from sales of centers	—	2,810	—	1,450
Additions to property and equipment	(30,927)	(30,459)	(8,203)	(5,696)
Sale (purchase) of short-term investments	5,000	(5,000)	—	(5,000)
Other	(235)	(3,110)	(145)	(2)
Net cash used in investing activities	(28,507)	(35,759)	(8,348)	(9,248)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(293,109)	(37,781)	(1,303)	(11,893)
Proceeds from issuance of notes payable	298,500	—	—	—
Payments made in connection with refinancing notes payable	(6,836)	—	(59)	—
Payment for interest rate cap contract	(307)	—	—	—
Other	—	(78)	—	(62)
Net cash used in by financing activities	(1,752)	(37,859)	(1,362)	(11,955)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:	7,369	(9,573)	(1,083)	(15,598)
Cash, beginning of period	20,839	30,412	29,291	36,437
Cash, end of period	$28,208	$20,839	$28,208	$20,839

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

	Years Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(unaudited)
Net cash provided by operating activities	$37,628	$64,045	$8,627	$5,605
(Benefit) Provision for income taxes	(14,824)	15,069	(18,124)	17,691
Interest expense, net	50,754	44,860	13,275	11,451
Loss on sales of centers	—	(170)	—	(293)
Amortization of debt issuance costs	(3,051)	(3,173)	(789)	(1,017)
Equity in earnings of unconsolidated partnerships	3,072	2,613	723	751
Distributions from unconsolidated partnerships	(3,387)	(2,621)	(516)	(747)
Net change in operating assets and liabilities	(6,121)	(7,086)	(5,400)	4,107
Net change in deferred income taxes	15,224	(15,224)	18,324	(15,224)

Adjusted EBITDA	$79,295	$98,313	$16,120	$22,324

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET INFORMATION

(Amounts in thousands)

	June 30,	June 30,
	2006	2005
	(unaudited)

Cash and cash equivalents	$28,208	$20,839
Short term investments	—	5,000
Trade accounts receivables, net	43,690	46,450
Property and equipment, net	181,026	209,461
Goodwill and other intangible assets	125,936	314,989
Total assets	408,204	624,523
Accounts payable and accrued expenses	40,077	36,469
Notes payable, including current maturities	494,758	488,326
Capital leases, including current maturities	8,624	13,242
Total stockholders’ (deficit) equity	(141,893)	67,724

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